December 12, 2023 Exhibit 10.19 Ameet Mallik 84 Garfield Avenue Madison, NJ 07940 Dear Ameet: ADC Therapeutics SA (the “Company”) is pleased to offer you this Retention Bonus Letter Agreement. The Company values your continued contributions to its business and wishes to incentivize you to remain employed by the Company. The Company will pay you a one-time cash bonus equal to $576,800.00 (the “Retention Bonus”), less applicable tax and other withholdings. The Retention Bonus will be paid in two substantially equal installments, the first installment of which will be paid within 30 days following the date first written above and the second installment of which will be paid in the month of June 2024, subject to the continued performance of your duties in a satisfactory manner and in compliance with all of the Company’s policies and procedures and your continued employment in good standing through the payment dates. 1. Except as set forth in Section 2 below, you must continue to perform your duties in a satisfactory manner and in compliance with all of the Company’s policies and procedures, and remain employed in good standing with the Company, for the period of time between the date hereof and the Final Retention Date (as defined below). You must promptly repay all or a portion of the Retention Bonus that has been paid to you if (A) your employment is terminated by the Company for Cause (as defined in your employment agreement with the Company, effective December 19, 2022, hereinafter “Employment Agreement”) or (B) you resign your employment for any reason other than Good Reason (as defined in the Employment Agreement), in either case at any time prior to the Final Retention Date (“Ineligible Termination”). For greater certainty, the date written notice of termination or resignation for Good Reason is provided shall be deemed the date of termination or resignation, as applicable, for purposes of this Retention Bonus Letter Agreement. For purposes of the Retention Bonus Letter Agreement, “Final Retention Date” means December 31, 2025. If you incur an Ineligible Termination prior to December 31, 2024 (“First Retention Date”), you must promptly repay 100% of the Retention Bonus that has been paid to you prior to such date. If you incur an Ineligible Termination on or after the First Retention Date and prior to the Final Retention Date, you must promptly repay 50% of the Retention Bonus. Any such repayment shall be made on an after-tax and other withholdings basis. 2. If your employment is terminated by the Company for reasons other than Cause or you resign your employment for Good Reason, in either case prior to the Final Retention Date, you shall not be required to repay any portion of the Retention Bonus. 3. This Retention Bonus Letter Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Payments under this Retention Bonus Letter Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception. Payments may only be made under the Retention Bonus Letter Agreement upon an event and in a manner permitted by Section 409A of the Code, including the six-month delay for specified employees, or an exemption. In no event may you, directly or indirectly, designate the calendar year of a payment of a Retention Bonus, and if the timing of your execution of the Release, directly or indirectly, results in you designating the calendar year of payment of a Retention Bonus, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year, if required under Section 409A of the Code. You shall bear all expense of, and be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Retention Bonus Letter Agreement. 4. Any Retention Bonus will be in addition to your normal compensation and any other benefits for which you may be eligible either during your employment or upon termination. Retention Bonuses payable hereunder are not to be considered compensation for purposes of calculating retirement or other benefits unless the terms of a retirement or other benefit plan, program or agreement or applicable law specifically provides that the amounts hereunder will be considered in the calculation of such benefits. 5. Except as required by law and as provided in the paragraph below, the existence and terms of this Retention Bonus Letter Agreement are confidential and may not be divulged except to your immediate family, attorneys and/or tax or other advisors, or as required by law. To the extent permitted by law and subject to the paragraph below, should you disclose the existence or terms of this Retention Bonus Letter Agreement to anyone else, you will not be eligible to receive any Retention Bonus described herein. Nothing in this Retention Bonus Letter Agreement shall prohibit or restrict you from initiating communications directly with, responding to any inquiry from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self- regulatory authority or a government agency or entity, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the Company to engage in conduct protected by this subsection, and you do not need to notify the Company that you have engaged in such conduct. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose trade secrets to their attorneys, courts, or government officials in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. 6. This Retention Bonus Letter Agreement will be administered by the Chief People Officer of the Company (“CPO”) and the CPO will have the discretion to construe and interpret this Retention Bonus Letter Agreement, any Retention Bonus and any instrument or agreement related thereto, including without limitation, the power to construe and interpret doubtful or contested terms herein, and, subject to the provisions set forth herein, to make all other determinations necessary or desirable for the administration of this Retention Bonus Letter Agreement. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the CPO in the exercise of any of her rights, powers, authority or duties under this Retention Bonus Letter Agreement will be final and conclusive, regardless of whether the CPO may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. By signing below, you expressly agree that your participation in this Retention Bonus Letter Agreement and receipt of amounts hereunder is conditioned on your agreement that all decisions and determinations of the CPO will be final and binding on you, your beneficiaries, and any other person having or claiming an interest hereunder on your behalf. In administering this Retention Bonus Agreement, neither the CPO nor the Company, nor any officers, directors, or employees thereof or of the Company’s affiliates, will be liable for any acts of omission or commission, except for his, her or its own individual, willful and intentional malfeasance or misfeasance. The Company and its affiliates, and their officers and directors will be entitled to rely conclusively on all valuations, certifications, opinions, and reports, which will be furnished by any counsel, accountant or other expert employed or engaged by the Company or any of its affiliates. 7. In the event that it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Retention Bonus Letter Agreement or otherwise (a “Payment”), would constitute an excess parachute payment within the meaning of Section 280G of the Code, the aggregate present value of the Payments under this Retention Bonus Letter Agreement shall be reduced (but not below zero) to the Reduced Amount (defined below), provided that the reduction shall be made only if the Accounting Firm (described below) determines that the reduction will provide you with a greater net after-tax benefit than would no reduction. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments under this Retention Bonus Letter Agreement without causing any Payment under this Retention Bonus Letter Agreement to be subject to the Excise Tax (defined below), determined in accordance with Section 280G(d)(4) of the Code. The term “Excise Tax” means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax. Only amounts payable under this Retention Bonus Letter Agreement shall be reduced pursuant to this Section 7. All determinations to be made under this Section 7 shall be made by an independent certified public accounting firm selected by the Company or one of its affiliates (the “Accounting Firm”). Any such determination by the Accounting Firm shall be binding upon you and the Company and its affiliates. All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section 7 shall be borne solely by the Company or one of its affiliates. 8. This offer of a Retention Bonus shall not be regarded as a contract of employment for a set period of time. You understand that if you accept this offer, you will remain an at-will employee. That means that nothing in this offer of a Retention Bonus limits or restricts the right of the Company or you to terminate the employment relationship at any time with or without cause, with or without notice and for any reason at either your or the Company’s sole discretion. 9. This Retention Bonus Letter Agreement forms the complete and exclusive agreement between you and the Company regarding any Retention Bonus. It supersedes any other agreements or promises made to you by anyone, whether oral or written, and it can only be modified in a written agreement signed by an officer of the Company. All of the terms and provisions of this Retention Bonus Letter Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that your duties and responsibilities under this Retention Bonus Letter Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by you. 10. This Retention Bonus Letter Agreement shall terminate immediately after the Company determines that no Retention Bonus must be repaid pursuant to the terms herein. None of the rights or benefits under this Retention Bonus Letter Agreement shall be subject to the claims of any of your creditors, and you shall not have the right to alienate, anticipate, pledge, encumber or assign any of the rights or benefits under this Retention Bonus Letter Agreement. This Retention Bonus Letter Agreement and any Retention Bonus payable hereunder, is an unfunded compensation arrangement and your right to receive a Retention Bonus shall be no greater than the right of an unsecured general creditor of the Company. This Retention Bonus Letter Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of New Jersey without regard to rules governing conflicts of law. 11. This Retention Bonus Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute the same instrument. Electronic or .pdf signatures shall be deemed originals. Please sign and date below and return it to Kim Pope if you wish to accept the terms of this Retention Bonus Letter Agreement. Sincerely, _____________________________ Ron Squarer Chairman of the Board, ADC Therapeutics Accepted: __ ______ /s/ Ron Squarer Ameet Mallik /s/ Ameet Mallik